EXHIBIT 24

                               POWER OF ATTORNEY



               WHEREAS, CVS CORPORATION, a Delaware corporation ("CVS"), proposes to file with the Securities and Exchange Commission a Registration Statement on Form S-8 relating to shares of CVS common stock (the "CVS Common Stock") to be issued pursuant to the CVS 1997 Incentive Compensation Plan and the following stock-based plans of Revco D.S. Inc.: the 1992 Long-Term Incentive Plan, and the 1992 Non-Employee Directors' Stock Option Plan.

               NOW, THEREFORE, the undersigned hereby appoints Charles C. Conaway and Thomas M. Ryan, and each of them, as attorney for the undersigned, for the purpose of executing and filing such Registration Statement or any amendment thereto, hereby giving said attorney full authority to perform all acts necessary thereto as fully as the undersigned could do if personally present and hereby ratifying all that said attorney may lawfully do, have done or cause to be done by virtue hereof. This power of Attorney may be executed in several counterparts.

               IN WITNESS WHEREOF, each of the undersigned has executed this POWER OF ATTORNEY.



        Signature
-------------------------


_________________________
(Stanley P. Goldstein)


_________________________
(Allan J. Bloostein)


_________________________
(W. Don Cornwell)


_________________________
(Thomas P. Gerrity)


_________________________
(William H. Joyce)


_________________________
(Terry R. Lautenbach)


_________________________
(Terrence Murray)


_________________________
(Ivan G. Seidenberg)


_________________________
(Patricia Carry Stewart)


_________________________
(M. Cabell Woodward, Jr.)